EXHIBIT 10.28.1

LEASE MODIFICATION AGREEMENT

This Lease Modification Agreement is made at Salem, Marion County, Oregon this 23rd day of April 1999, by and between RETRO, LLC (hereinafter referred to as “Landlord”) and ADVANCED TELCOM GROUP, INC. (hereinafter referred to as “Tenant”).

WHEREAS, RETRO, LLC, as Landlord, and ADVANCED TELCOM GROUP, INC., as Tenant, entered into an agreement of lease dated January 19, 1999 (hereinafter referred to as the “Lease”), covering Suite 160, an approximate 7,033 sq. ft. useable portion of the premises, commonly known as 198 Commercial Street SE, Salem, Oregon 97301;

WHEREAS, Landlord and Tenant mutually desire to modify said Lease on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the foregoing and of the mutual promises contained hereinafter, the parties do hereby agree as follows:

1.                                       Modify the net usable square footage of the Premises from 6,873 sq. ft. to 7,033 sq. ft., per attached Exhibit “A”, which includes the addition of the new corridor to access the transformer and generator room.

2.                                       Modify the parking spaces included in the Premises from twenty (20) to Twenty-one (21).

3.                                       Modify Tenant’s proportionate share of the total building from 20.3% to 20.7%.

4.                                       Modify Tenant’s total rentable square footage from 7,815 sq. ft. to 7,997 sq. ft.

5.                                       The lease commencement date shall be May 1, 1999.  The Lease expiration date shall be April 30, 2009.

6.                                       Modify the monthly Full Service Gross (FSG) Base Rent for the usable area to:

Year 1 - $9,867.50/mo.	FSG	Year 6 - $11,001.00/mo.	FSG
Year 2 - $10,065.00/mo.	FSG	Year 7 - $11,331.00/mo.	FSG
Year 3 - $10,266.00/mo.	FSG	Year 8 - $11,671.00/mo.	FSG
Year 4 - $10,471.00/mo.	FSG	Year 9 - $12,021.00/mo.	FSG
Year 5 - $10,681.00/mo.	FSG	Year 10 - $12,382.00/mo.	FSG

The first month’s base rent (May 1 - May 31, 1999) for the usable and common area of the Premises was paid on the execution of the lease in the amount of $11,271.50.  The total first month’s rent has been changed to $11,544.50.  Therefore, a balance of $273.00 is due to Landlord as additional rent for the first month of the lease term.

7.                                       Modify Tenant’s proportionate share of the common area of the building from 1,096 sq. ft. to 1,118 sq. ft.

8.                                       Modify Tenant’s monthly base rental for their proportionate share of the common areas of the building from $1,644.00 per month to $1,677.00 per month.

9.                                       Modify the Monthly Full Service Gross (FSG) Base Rent for the common area to:

Year 1 - $1,677.00/mo.	FSG	Year 6 - $1,869.00/mo.	FSG
Year 2 - $1,710.00/mo.	FSG	Year 7 - $1,925.00/mo.	FSG
Year 3 - $1,744.00/mo.	FSG	Year 8 - $1,983.00/mo.	FSG
Year 4 - $1,779.00/mo.	FSG	Year 9 - $2,043.00/mo.	FSG
Year 5 - $1,815.00/mo.	FSG	Year 10 - $2,104.00/mo.	FSG

10.                                 Modify the Security Deposit from $11,271.50 to $11,544.50.  Therefore, a balance of $273.00 is due to Landlord as an additional Security Deposit.

11.                                 The total additional rent due Landlord for the first month of the lease term and additional security deposit is $546.00.  Tenant is granted the right to apply said $546.00 for additional rent and security deposit from their security deposit on the Month To Month Office Lease from Suite 210.  The balance of said security deposit from Suite 210 shall be applied toward the second month’s rent for Suite 160.  The security deposit from Suite 210 is $3,909.00 less $546.00 leaves $3,363.00 to be applied toward the second month’s rent for Suite 160.  Therefore, the second month’s rent for Suite 160 (June 1 - June 30, 1999) shall be $8,181.50 ($11,544.60 less $3,363.00 = $8,181.50).  The total monthly base rent for Suite 160 from July 1, 1999 through April 30, 2000 shall be $11,544.60.

All other terms and conditions of the lease agreement dated January 19, 1999 shall remain the same.

IN WITNESS WHEREOF, the parties hereto have executed this Lease Modification Agreement on the dates shown below.

LANDLORD:		TENANT:

RETRO, LLC		ADVANCED TELECOM GROUP, INC.

/s/ L. E. Tokarski		/s/ C. G. Rudolph
By:	Lawrence E. Tokarski	By:	C.G. Rudolph
	Managing Member	It’s:	Chairman & CEO

	698 12th Street SE, Suite 210		100 Stony Point Rd, Ste. 130
	Salem, OR. 97301		Santa Rose, CA 95401

Date:	5/24/99		Date:	5/17/99